Exhibit 10.2
THIRD AMENDED AND RESTATED MOBIA MEDICAL, INC.
2007 STOCK OPTION PLAN
ARTICLE I.
THE PLAN
1.1Name. This Plan amends and restates the Mobia Medical, Inc., 2007 Stock Option Plan adopted July 18, 2007, as amended February 12, 2008, as amended and restated June 24, 2008, and as amended and restated on May 24, 2009 (“Prior Plan”). All outstanding Options granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All options granted on or subsequent to the Effective Date shall be subject to the terms of the Plan (as an amendment and restatement of the Prior Plan) Certain Capitalized terms used herein are defined in Article VIII hereof.
1.2Purpose. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant to key Employees, Nonemployee Directors, and Advisors Options to purchase Common Stock of the Company. The Plan is designed to help the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide key Employees, Nonemployee Directors, and Advisors with an additional incentive to contribute to the success of the Company.
1.3Effective Date. The Plan shall become effective upon the Effective Date.
1.4Eligibility to Participate. Any key Employee, Nonemployee Director, or Advisor shall be eligible to participate in the Plan. Subject to the following provisions, the Committee may grant Options in accordance with such determinations as the Committee from time to time in its sole discretion shall make.
1.5Shares Subject to the Plan. The shares of Common Stock to be issued pursuant to the Plan shall be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter acquired by the Company.
1.6Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 4.2, and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Common Stock that may be issued and sold hereunder shall not exceed 1423.
1.7Options and Stock Granted Under Plan. If an Option terminates without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.
1.8Conditions Precedent. The Company shall not issue any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:
(a)The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;
(b)The completion of any registration or other qualification of the offer or sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and
(c)The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.
(d)The execution and delivery of the Shareholders Agreement.
2.1Reservation of Shares of Common Stock. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority shall not have been obtained.
2.2Tax Withholding.
(a)Condition Precedent. The issuance of Plan Shares is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, such issuances, then the issuances shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.
(b)Manner of Satisfying Withholding Obligation. When a Participant is required by the Committee to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, such payment may be made (i) in cash, (ii) by check, or (iii) in any other form of valid consideration, as permitted by the Committee in its discretion.
2.3Exercise of Options.
(a)Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 1.11(b), specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the option price of the shares to be purchased or, in any other form of valid consideration, as permitted by the Committee in its complete discretion (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company). Nothing herein shall be construed to preclude the Company from participating in a so-called “cashless exercise”, provided the Optionee or other person exercising the Option and each other party involved in any such exercise shall comply with such procedures, and enter into such agreements, of indemnity or otherwise, as the Company shall specify. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

(b)Written Notice Required. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option, payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11(a), and the Optionee has become a party to the Shareholders Agreement.
2.4Compliance with Securities Laws. Plan Shares shall not be issued with respect to any Option unless the issuance and delivery of the Plan Shares and the exercise of an Option shall comply with all relevant provisions of state and federal law (including without limitation (i) the Securities Act and the rules and regulations promulgated thereunder, and (ii) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require a Participant to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Participant shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to the exercise of an Option restricting their transfer as required by law or this section.
2.5Employment or Service of Optionee. Nothing in the Plan or in any Option granted hereunder shall confer upon any Employee any right to continued employment by the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any of its subsidiaries or affiliates at any time to terminate or alter the terms of that employment. Nothing in the Plan or in any Option granted hereunder shall confer upon any Nonemployee Director or Advisor any right to continued service as a Nonemployee Director or Advisor of the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any of its subsidiaries or affiliates at any time to terminate or alter the terms of that service.
2.6Loss of Rights of Optionees Upon Termination of Employment or Service Prior to Vesting. Subject to the terms of the Option Agreement, in the event an Optionee ceases to be an Employee, Nonemployee Director, or Advisor for any reason prior to becoming fully vested under the Option, such unvested portion of the Option shall terminate immediately and cease to remain outstanding.
2.7Transferability of Options. Except as the Committee may otherwise provide, Options shall not be transferable other than by will or the laws of descent and distribution or, with respect to Nonqualified Stock Options, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. The designation by an Optionee of a beneficiary shall not constitute a transfer of the Option. The Committee may, in its discretion, provide in an Option Agreement that Nonqualified Stock Options granted hereunder may be transferred by the Optionee to members of his immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners.
ARTICLE II.
ADMINISTRATION
1.Committee. The Plan shall be administered by a Committee, which shall be appointed by the Board. In the event the Board does not designate a Committee, the Board shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the Employees, Non-Employee Directors, and Advisors to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement, to modify or amend any Option Agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan. The Board may remove any member of the Committee, with or without cause.
2.Majority Rule; Unanimous Written Consent. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.
3.Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Employees, Nonemployee Directors, and Advisors, their employment, termination of employment or other relationship with the Company, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.
4.Exculpation of Committee. No member of the Committee shall be personally liable for, and the Company shall indemnify all members of the Committee and hold them harmless against, any claims resulting directly or indirectly from any action or inaction by the Committee pursuant to the Plan.
ARTICLE III.
NONQUALIFIED STOCK OPTIONS
1.Option Terms and Conditions. The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted under this Article satisfy the requirements of this Article.
2.Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee.
3.Purchase Price. The purchase price for the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.
4.Individual Option Agreements. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.
5.Vesting. The Options granted pursuant hereto shall vest, if at all, in accordance with the terms hereof and the Option Agreement.

ARTICLE IV.
TERMINATION, AMENDMENT, AND ADJUSTMENT
1.Termination and Amendment. The Plan shall terminate with respect to Nonqualified Stock Options on the date that is twenty years after the adoption of the Plan. No Option shall be granted under the Plan after the respective date of termination. Subject to the limitations contained in this section, the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received an Option, alter or impair any of that individual’s rights or obligations under any Option granted under the Plan prior to that amendment, suspension, or termination.
2.Adjustments. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof that shall have been granted prior to any such change shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each share covered by the Options. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.
3.The Committee established by the Board may be authorized to issue Common Stock directly to persons in lieu of or in conjunction with options subject to this Plan (“Non-Plan Securities”). In the event that the Committee elects to issue Non-Plan Securities the maximum number of shares authorized pursuant to Section 1.6 shall be adjusted downward by the number of shares of Non-Plan Securities issued.
ARTICLE V.
CORPORATE TRANSACTION
A.In the event of any Corporate Transaction, each outstanding Option shall automatically accelerate so that each such Option shall, immediately prior to the effective date of Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the option grant. The determination of Option comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

B.All outstanding repurchase rights under any applicable shareholders agreement shall also terminate automatically, in the event of a Corporate Transaction, except to the extent those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.
C.Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) as provided in this Article V.
D.Each Option which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the number and class of securities available for issuance under the Plan following consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same.
E.The Committee shall have the discretion, exercisable at the time the Option is granted or at any time while the Option remains outstanding, to provide that any Options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Company’s outstanding repurchase rights under an applicable shareholders agreement which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate) in the event the Optionee’s Service should subsequently terminate by reason of an involuntary termination within eighteen (18) months following the effective date of such Corporate Transaction. Any Options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (l)-year period measured from the effective date of the involuntary termination.
F.The Committee shall have the discretion, exercisable either at the time the Option is granted or at any time while the option remains outstanding to provide for the automatic acceleration of one or more outstanding Options (and the automatic termination of one or more outstanding repurchase rights under an applicable shareholders agreement) upon the occurrence of a Corporate Transaction, whether or not those Options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporation Transaction.
G.The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
ARTICLE VI.
SHAREHOLDER AGREEMENT
1.Individual Shareholder Agreements. Each Optionee exercising Options shall be required to become a party to the Shareholders Agreement with the Company.
ARTICLE VII.
MISCELLANEOUS
1.Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.
2.Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any subsidiary or affiliate of the Company that adopts the Plan.
3.Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.
4.Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.
ARTICLE VIII.
DEFINITIONS
5.As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:
1.“Advisor” means 1) any individual performing substantial bona fide services for the Company or any subsidiary or affiliate of the Company that has adopted the Plan who is not an Employee or a Director, but such individual can be a non-voting advisory director or 2) who the Committee has identified as a person who could add value to the Company.
2.“Board” means the Board of Directors of the Company.
3.“Code” means the Internal Revenue Code of 1986, as amended.
4.“Committee” means the Committee appointed in accordance with Section 2.1.
5.“Common Stock” means the Common Stock, no par value per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.
6.“Company” means Mobia Medical, Inc., a Delaware corporation.
7.“Corporate Transaction” means either of the following shareholder-approved transactions to which the Company is a party:
(i)a merger or consolidation, or series of related transactions to effect such merger of consolidation, which result in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation, or
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to a party that is not a subsidiary of the Company.

(iii)the transfer or exchange of all or substantially all the outstanding stock of the Company existing immediately prior thereto in a single transaction or series of related transactions for shares of another entity or other property in which, after such transaction, the prior shareholders of the Company own fifty percent or less of the shares oustanding of the continuing or surviving entity.
8.“Director” means a member of the Board.
9.“Effective Date” means November 23, 2010.
10.“Employee” means an employee (as defined in Section 3401(c) of the Code and the regulations thereunder) of the Company or of any subsidiary or affiliate of the Company that adopts the Plan, including Officers.
11.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
12.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
13.“Fair Market Value” means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the reported sales prices for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination of Fair Market Value on a reasonable basis, which may include the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.
14.“Nonemployee Director” means a member of the Board who is not an Officer or Employee; provided that, as used in Section 2.1, the term “Non-Employee Director” shall have the meaning provided in that section.
15.“Nonqualified Stock Option” means an Option granted pursuant to Article III.
16.“Officer” means an officer of the Company or of any subsidiary or affiliate of the Company.
17.“Option” means a Nonqualified Stock Option.
18.“Optionee” means an Employee, Nonemployee Director, or Advisor to whom an Option has been granted hereunder.
19.“Option Agreement” means an agreement between the Company and an Optionee with respect to one or more Options.
20.“Plan” means the First Amended and Restated Mobia Medical, Inc. 2007 Stock Option Plan, as amended from time to time.

21.“Plan Shares” means shares of Common Stock issuable pursuant to the Plan.
22.“Securities Act” means the Securities Act of 1933, as amended.
23.“Shareholders Agreement” means the Shareholders Agreement dated April 30, 2007 of the Company, as amended from time to time.
24.“Tax Date” means the date on which the amount of tax to be withheld is determined.